                                                        EXHIBIT 4.13

                              TWA AIR LINE PILOTS
                            SUPPLEMENTAL STOCK PLAN

                                                  TABLE OF CONTENTS

                                                                                                        Page


                                                     SECTION 1
                                        Purpose and Establishment of Plan

         1.1     Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    1
         1.2     Establishment of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    1

                                                     SECTION 2
                                                    Definitions

         2.1     Plan Administrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    2
         2.2     Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    2
         2.3     Allocation Dates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    2
         2.4     Allocation Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    2
         2.5     ALPA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    2
         2.6     Claimant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    2
         2.7     Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    2
         2.8     Company or TWA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    3
         2.9     Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    3
         2.10    Compensation Limitations . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    3
         2.11    Contribution and Benefits Limitations  . . . . . . . . . . . . . . . . . . . .  . . . .    3
         2.12    Custodian  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    3
         2.14    Eligible Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    3
         2.15    Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    3
         2.16    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    3
         2.17    ESOP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    4
         2.18    Excess Plan Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    4
         2.19    Incentive Excess Plan Account  . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    4
         2.20    Incentive Unallocated Plan Account . . . . . . . . . . . . . . . . . . . . . .  . . . .    4
         2.21    Incentive Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    4
         2.22    Initial Unallocated Plan Account . . . . . . . . . . . . . . . . . . . . . . .  . . . .    4
         2.23    Initial Excess Plan Account  . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    4
         2.24    Limitations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    4
         2.25    Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    5
         2.26    Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    5
         2.27    Plan of Reorganization . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    5
         2.28    Plan Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    5
         2.29    Rate of Pay  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    5
         2.30    Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    5
         2.31    Supplemental Stock Plan Committee  . . . . . . . . . . . . . . . . . . . . . .  . . . .    5
         2.32    TWA-MEC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    6
         2.33    Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    6
         2.34    Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    6
         2.35    Other Capitalized Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    6

                                                     SECTION 3
                                                    Participation

         3.1     Commencement of Participation  . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    7
         3.2     Termination of Participation . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .    7

                                                SECTION 4
                                        Contributions and Allocations
         4.1     Plan Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         4.2     Allocations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         4.3     ESOP Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         4.4     Credit to the Excess Plan Account  . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         4.5     Form of Allocation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         4.6     Vesting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         4.7     Designation of Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

                                                     SECTION 5
                                            Distribution of Benefits

                                                    SECTION 6
                                                 Administration

         6.1     Duties of the Plan Administrator . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.2     Appointment and Removal of Supplemental Stock Plan Committee . . . . . . . . . . . . .  14
         6.3     Powers of Supplemental Stock Plan Committee  . . . . . . . . . . . . . . . . . . . . .  14
         6.4     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.5     Compensation and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                                   SECTION 7
                                            Resolution of Disputes

                                                   SECTION 8
                                          Amendment and Termination

         8.1     Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         8.2     Plan Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

                                                  SECTION 9
                                                Miscellaneous

         9.1     Benefits Unfunded  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         9.2     ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         9.3     Nonassignability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         9.4     Taxation of Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         9.5     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21


                              TWA AIR LINE PILOTS

                            SUPPLEMENTAL STOCK PLAN


                                   SECTION 1

                       PURPOSE AND ESTABLISHMENT OF PLAN
                       ---------------------------------

          1.1       PURPOSE.       The purpose of the TWA Air Line Pilots
Supplemental Stock Plan is to provide Participants with TWA stock benefits and specify the manner in which the stock benefits are allocated under the TWA Air Line Pilots 1995 Employee Stock Ownership Plan and the TWA Air Line Pilots Supplemental Stock Plan Trust. The TWA Air Line Pilots Supplemental Stock Plan provides those TWA stock benefits notwithstanding the limitations imposed by the Internal Revenue Code of 1986, as amended, on contributions to and benefits from qualified plans.

          1.2 ESTABLISHMENT OF PLAN. Trans World Airlines, Inc. hereby establishes the Plan effective as of September 1, 1994.

                                   SECTION 2

                                  DEFINITIONS
                                  -----------
          As used herein, the following terms shall have the meanings set forth below:

          2.1 PLAN ADMINISTRATOR. Trans World Airlines, Inc. which shall be responsible for the administration of the Plan except as otherwise specifically provided herein.

          2.2 AFFILIATE. Any corporation, trade or business, which, at the time of reference, is together with the Company, a member of a controlled group of corporations, a group of trades or businesses (whether or not incorporated) under common control or an affiliated service group, as described in Code Section Section 414(b), 414(c) and 414(m), respectively, or any other organization treated as a single employer under Code Section 414(o); provided, however, that where the context so requires, the term "Affiliate" shall be construed to give full effect to the provisions of Code Section Section 409(1)(4) and 415(h).

          2.3       ALLOCATION DATES.  August 31 of 1995, 1996, 1997, 1998,
1999, 2000, 2001 and 2002. A specific allocation date is referred to by its year (e.g. August 31, 1995 is the 1995 Allocation Date).

          2.4 ALLOCATION PERIOD. For each Allocation Date, the twelve consecutive month period ending on such Allocation Date.

          2.5       ALPA.  Air Line Pilots Association, International.

          2.6 CLAIMANT. Any Participant (or beneficiary of a deceased Participant) who claims to be aggrieved by an application and interpretation of the Plan.

          2.7       CODE.  The Internal Revenue Code of 1986, as amended.

          2.8 COMPANY OR TWA. Trans World Airlines, Inc. and any successor thereof.

          2.9 COMPENSATION. The Eligible Employee's Rate of Pay as of the applicable Allocation Date (or, if earlier, such date the Employee ceases to be an Eligible Employee for all pay elements other than the rate table) multiplied by a fraction, the numerator of which is the number of days the Employee is an Eligible Employee during the Allocation Period and the denominator of which is 365 (366 for the Allocation Periods ending August 31, 1996 and 2000).

          2.10      COMPENSATION LIMITATIONS.  The limitations imposed by Code
Section 401(a)(17).

          2.11 CONTRIBUTION AND BENEFITS LIMITATIONS. The limitations imposed by Code Section 415(b), (c) and (e).

          2.12      CUSTODIAN.  The custodian appointed by ALPA.

          2.13      EFFECTIVE DATE.  September 1, 1994.

          2.14 ELIGIBLE EMPLOYEE. Any Employee who is represented by ALPA and is (a) in an active pay status or (b) on military leave entitled to reemployment rights under Chapter 43 of Title 38 of the United States Code.
For purposes of this definition, active pay status means whenever a pilot is receiving compensation under any section of the Agreement between the Company and ALPA effective September 1, 1994, and successor agreements thereto.

          2.15 EMPLOYEE. Any individual employed by the Company or an Affiliate.

          2.16 ERISA. The Employee Retirement Income Security Act of 1974, as amended.

          2.17      ESOP.  The TWA Air Line Pilots 1995 Employee Stock
Ownership Plan.

          2.18 EXCESS PLAN ACCOUNT. The account, which includes the Initial Excess Plan Account and the Incentive Excess Plan Account, established for a Participant under the Plan to credit the Participant with amounts under
Section 4.4 that exceed the Limitations.

          2.19 INCENTIVE EXCESS PLAN ACCOUNT. The account established for a Participant under the Plan as an Excess Plan Account to credit the Participant with amounts resulting from the allocation under Section 4.2(b) and crediting under Section 4.4(b).

          2.20 INCENTIVE UNALLOCATED PLAN ACCOUNT. The account in the Plan to which the Company's contribution of shares of Stock pursuant to the Incentive Plan is initially allocated.

          2.21 INCENTIVE PLAN. The Trans World Airlines Employee Stock Incentive Program adopted pursuant to the Plan of Reorganization.

          2.22 INITIAL UNALLOCATED PLAN ACCOUNT. The account in the Plan to which the Company's contribution of shares of Stock and other assets made pursuant to the Plan of Reorganization is initially allocated.

          2.23 INITIAL EXCESS PLAN ACCOUNT. The account established for a Participant under the Plan as an Excess Plan Account to credit the Participant with amounts resulting from the allocation under Section 4.2(a) and crediting under Section 4.4(a).

          2.24 LIMITATIONS. The Contribution and Benefits Limitations and Compensation Limitations.

          2.25 PARTICIPANT. An Eligible Employee who is participating in the Plan pursuant to Section 3.

          2.26      PLAN.  The TWA Air Line Pilots Supplemental Stock Plan.

          2.27 PLAN OF REORGANIZATION. The Plan of Reorganization of Trans World Airlines, Inc. confirmed by the Bankruptcy Court on August 4, 1995.

          2.28 PLAN YEAR. The first Plan Year shall be the period beginning September 1, 1994, and ending December 31, 1994; thereafter, each calendar year during which the Plan is in effect.

          2.29 RATE OF PAY. The hourly rate of pay (including highest gross weight pay and mileage pay), based on TWA pay seniority, status and TWA equipment type bid award, and calculated at 1/2 day and 1/2 night for each narrow body (e.g. DC9, MD80, 727) equipment, and at 1/2 domestic and 1/2 international for each wide body (e.g. 767, L1011, 747) equipment. If an Eligible Employee does not have a current equipment type bid award, the hourly rate of pay (including highest gross weight pay and mileage pay) will be based on TWA pay seniority, status and TWA equipment type bid award such Eligible Employee would be eligible to hold. For categories not currently in existence, the Company shall amend the Plan in compliance with Section 8.1 to provide the applicable rate of pay.

          2.30 STOCK. The Company's common or employee preferred stock, and any Company security received as a dividend from or upon conversion thereof.

          2.31 SUPPLEMENTAL STOCK PLAN COMMITTEE. The Committee appointed by the TWA-MEC for the purposes established in Section 6.

          2.32 TWA-MEC. The ALPA Master Executive Council of Trans World Airlines, Inc.

          2.33 TRUST. The trust agreement or agreements entered into between the Company and the Trustee forming part of this Plan, together with any amendments thereto.

          2.34 TRUSTEE. The Chairman, Vice-Chairman and Secretary/ Treasurer of the TWA-MEC.

          2.35 OTHER CAPITALIZED TERMS. Any other capitalized term that is used herein and that is defined in the ESOP shall have in this Plan the same meaning ascribed to such term in the ESOP unless the context clearly indicates a different meaning.

                                   SECTION 3

                                 PARTICIPATION
                                 -------------

          3.1 COMMENCEMENT OF PARTICIPATION. An Employee shall become a Participant in the Plan on the first day such Employee is an Eligible Employee on or after the Effective Date.

          3.2 TERMINATION OF PARTICIPATION. An Eligible Employee who becomes a Participant in the Plan in accordance with Section 3.1 above shall be considered to continue as a Participant until he or she has received a total distribution of the Participant's Excess Plan Account, or August 31, 2002, if no allocation has been made to the Participant's Excess Plan Account as of August 31, 2002.

                                   SECTION 4
                         CONTRIBUTIONS AND ALLOCATIONS
                         -----------------------------

          4.1       PLAN CONTRIBUTIONS.
                    -------------------
                    (a) The Company shall contribute to the Plan the shares of Stock required pursuant to the Plan of Reorganization. Such stock shall be allocated to the Initial Unallocated Plan Account.

                    (b) The Company shall contribute to the Plan the shares of Stock required under the Incentive Plan. Such stock shall be allocated to the Incentive Unallocated Plan Account.

          4.2       ALLOCATIONS.
                    ------------
                    (a)  INITIAL ALLOCATIONS.

                                (i)    As of the 1995 Allocation Date, the
Plan Administrator shall allocate one-third of the shares of Stock (and any other asset pursuant to Section 1.2(d) of the Trust) in the Initial Unallocated Plan Account as of such date.

                                (ii)   As of the 1996 Allocation Date, the
Plan Administrator shall allocate one-half of the shares of Stock (and any other asset pursuant to Section 1.2(d) of the Trust) in the Initial Unallocated Plan Account as of such date.

                                (iii)    As of the 1997 Allocation Date, the
Plan Administrator shall allocate all of the shares of Stock (and any other asset pursuant to Section 1.2(d) of the Trust) in the Initial Unallocated Plan Account as of such date.

                                (iv)    Each such allocation shall be made
among all Participants who were Eligible Employees at any time during the applicable Allocation Period with each such Participant's percentage of the shares being determined by dividing such Participant's Compensation for the applicable Allocation Date by the total Compensation of all Participants for the applicable Allocation Date.

                                    (v)    The Plan Administrator shall
complete the allocation within six months after the applicable Allocation Date.

                    (b)           INCENTIVE ALLOCATIONS.

                                    (i)    The Plan Administrator shall
allocate shares of stock in the Incentive Unallocated Plan Account as of the Allocation Date which first follows the July 15 when such shares are issued pursuant to the Incentive Plan.

                                   (ii)    The allocation shall be made among
all Participants who were Eligible Employees at any time during the applicable Allocation Period with each Participant's percentage of the shares being determined by dividing such Participant's Compensation for the applicable Allocation Date by the total Compensation of all Participants.

                                  (iii)    The Plan Administrator shall
complete the allocation within six months after the applicable Allocation Date.

          4.3 ESOP CONTRIBUTION. To the extent permitted under the Limitations as applied to each Participant, the individual allocations determined under Section 4.2 shall be contributed to the ESOP by the Company and allocated thereunder to each Participant (who participates in the ESOP) up to the Limitations for the ESOP plan year which ends coincident with or first following the Allocation Date. Thereafter all rights of Participants to Stock or other assets contributed to the ESOP shall be governed by the ESOP. To the extent the amount to be contributed for a Participant to the ESOP is subject to the Limitations, the contribution to the ESOP first shall be made for the allocation pursuant to Section 4.2(a).

          4.4 CREDIT TO THE EXCESS PLAN ACCOUNT. In the event that, with respect to any Allocation Date, the allocation under the ESOP for a Participant cannot be made or is limited by the Limitations, such Participant's Excess Plan Account shall be credited with an allocation under the Plan as of the Allocation Date equal to the amount not allocated to the Participant under the ESOP.

                    (a) The excess allocation attributable to Section 4.2(a) shall be credited to the Participant's Initial Excess Plan Account under the Plan.

                    (b) The excess allocation attributable to Section 4.2(b) shall be credited to the Participant's Incentive Excess Plan Account under the Plan.

                    (c) Amounts credited to a Participant's Excess Plan Account which are not the result of the Contribution and Benefits Limitations shall be accounted for separately and segregated within the Excess Plan Account.

          4.5 FORM OF ALLOCATION. The allocation under Section 4.4 shall be in the form of Stock and other assets not contributed to the ESOP.

          4.6 VESTING. Excess Plan Accounts and any earnings thereon shall be fully vested and nonforfeitable at all times.

          4.7 DESIGNATION OF BENEFICIARY. A Participant may designate a beneficiary to receive the unpaid portion of the Participant's Excess Plan Account in the event of the Participant's death. The designation shall be made on a form prescribed by the Plan Administrator and filed with the Plan Administrator before the Participant's death. If no effective designation of beneficiary is on file with the Company when the Excess Plan Account otherwise would be distributable to a beneficiary or if the designated Beneficiary dies before the Participant, then such Excess Plan Account shall be distributed as follows:

                    (a) first, to the surviving spouse of the Participant, if any;

                    (b) second to the children (including any adopted children) of the Participant, per stirpes; and

                    (c) third, if the Participant leaves no surviving spouse and has no descendants pursuant to Section 4.7(b), to the estate of the Participant.

          If the designated beneficiary survives the Participant, but dies prior to the date benefits are distributed, the benefits shall be deemed payable to the designated beneficiary and distributed to the estate of the designated beneficiary.

                                   SECTION 5

                            DISTRIBUTION OF BENEFITS
                            ------------------------
                    (a) The first distribution to Participants, or their Beneficiaries, from the Initial Excess Plan Account shall be made in 1999. As soon as administratively possible after January 1, 1999, each Participant, or the Participant's Beneficiary if the Participant is deceased, shall receive one-third of the Stock (rounded up to whole shares) and 100% of other assets credited to such Participant's Initial Excess Plan Account on December 31, 1998.

                    (b) As soon as administratively possible after January 1, 2000, each Participant, or the Participant's Beneficiary if the Participant is deceased, shall receive one-half of the Stock (rounded up to whole shares) and 100% of other assets credited to such Participant's Initial Excess Plan Account on December 31, 1999.

                    (c) As soon as administratively possible after January 1, 2001, each Participant, or the Participant's Beneficiary if the Participant is deceased, shall receive the remainder of the Stock and all other assets credited to such Participant's Initial Excess Plan Account.

                    (d) As soon as administratively possible after March 1, 2003, each Participant, or the Participant's Beneficiary if the Participant is deceased, shall receive all the Stock and all other assets credited to such Participant's Incentive Excess Plan Account.

                    (e)           If on the distribution dates under paragraph
(a) and (b) of this Section, the number of shares of Stock in a Participant's Initial Excess Plan Account is less than 50, then all such shares of Stock shall be distributed to the Participant, or the Participant's Beneficiary if the Participant is deceased.

                                   SECTION 6

                                 ADMINISTRATION
                                 --------------

          6.1 DUTIES OF THE PLAN ADMINISTRATOR. The Plan Administrator shall be responsible for all matters relating to the administration of the Plan which are not delegated to the Supplemental Stock Plan Committee under Sections 6.3.

          6.2       APPOINTMENT AND REMOVAL OF SUPPLEMENTAL STOCK PLAN
COMMITTEE.

                    (a) The Supplemental Stock Plan Committee shall consist of three or more individuals appointed by the TWA-MEC.

                    (b) A Supplemental Stock Plan Committee member may resign at any time by delivering his written resignation to the Company and the TWA-MEC. The TWA-MEC may remove a Supplemental Stock Plan Committee member for any reason.

                    (c) The TWA-MEC shall promptly fill any vacancy in the membership of the Supplemental Stock Plan Committee and shall give written notice thereof to the other Supplemental Stock Plan Committee members, the Company and the Trustee.

          6.3       POWERS OF SUPPLEMENTAL STOCK PLAN COMMITTEE.

                    (a) The Supplemental Stock Plan Committee shall make a periodic review of the status of the Plan including, but not limited to, the administration and the expenses of the Plan and the Trust.

                    (b) The Supplemental Stock Plan Committee shall hear all disputes arising out of the application and interpretation of the Plan which are properly submitted to it in accordance with Section 7 hereof.

                    (c) The Supplemental Stock Plan Committee shall establish such rules and procedures as it shall determine are necessary or appropriate for performing its duties hereunder.

                    (d) In administering the Plan, a member of the Supplemental Stock Plan Committee may not decide or determine any matter or question concerning his or her own benefits under the Plan or as to how they are to be paid the member unless either such decision could be made by the member under the Plan if the member were not a member of the Supplemental Stock Plan Committee, or such decision applies to all affected participants similarly. If the member is disqualified to act, and the remaining members of the Supplemental Stock Plan Committee cannot agree on a decision, the TWA-MEC may appoint a temporary member to exercise the powers of the interested member concerning the matter as to which the member is disqualified.

          6.4 INDEMNIFICATION. The Company agrees to indemnify and hold harmless the trustees of the Trust as provided in the Trust. The Company agrees to indemnify and hold harmless each member of the Supplemental Stock Plan Committee, MEC, ALPA and their representatives in connection with their performance or non-performance of any duties under the Plan or Trust. The Company agrees to procure and maintain in force a fiduciary liability insurance policy or policies under which the individuals and the entities indemnified hereunder are covered in an aggregate amount that is not less than $3,000,000 with no deductibles or exception to coverage.

          6.5 COMPENSATION AND EXPENSES. The Company shall pay the flight pay loss for trips missed by pilot Committee members, all fees and expenses (including, but not limited to reasonable travel and travel related living expenses of the Supplemental Stock Plan Committee, the fees and expenses of the Trustee, Custodian, legal counsel and Plan Administrator) incurred or charged in connection with the establishment or operation of the Plan, Trust and ESOP. No member of the Supplemental Stock Plan Committee shall receive any compensation for the member's services to the Plan from the Plan or Trust.

                                   SECTION 7

                             RESOLUTION OF DISPUTES
                             ----------------------

                    (a)           A Claimant must follow the provisions of this
Section 7 if the Claimant has a dispute as to benefits or any provision of the Plan. A Claimant shall be afforded a hearing on such dispute before the Supplemental Stock Plan Committee to appeal any prior determination providing:

                                  (i) that such Claimant personally serves written notice by mail of a request for hearing on the Supplemental Stock Plan Committee, TWA MEC, 3221 McKelvey Road, Suite 200, Bridgeton, Missouri 63044;

                                  (ii) that such notice is so served within one hundred and twenty (120) days from the earliest date such Claimant first had or reasonably should have had knowledge of the existence of the dispute; and

                                  (iii) that such notice contains a complete and specific statement of (1) the facts giving rise to the dispute;
                                           (2) the issues to be considered by
                                           the Supplemental Stock Plan
                                           Committee; and (3) the relief
                                           requested.

ALPA may request a hearing on behalf of one or more Participants or Beneficiaries under this Section.

                    (b) Upon receipt of a proper and timely notice of request for hearing, the Supplemental Stock Plan Committee shall promptly (within 60 days) convene to hear the dispute.

                    (c) Notice of the time and place of hearing shall be served by mail on the Claimant.

                    (d) The parties may present testimony and exhibits, and may examine and cross-examine witnesses. The Supplemental Stock Plan Committee shall rule upon the admissibility of evidence to the end that a fair, prompt and orderly hearing of the dispute is afforded.

                    (e) The Company, the Trustee, ALPA and any Claimant may be represented before the Supplemental Stock Plan Committee by an attorney or other designated representative.

                    (f)           The Claimant will pay the Claimant's expenses.

                    (g) The Supplemental Stock Plan Committee shall maintain a complete record of all matters submitted to it for hearing and of all findings and decisions issued by it.

                    (h) The decision by the Supplemental Stock Plan Committee shall be by a majority vote of all its members.

                    (i) Subsequent to the hearing, the Supplemental Stock Plan Committee shall issue a notice, to be served by mail, upon the Claimant stating the results of the hearing.

                    (j) All notices in writing shall be served by use of certified mail, return receipt requested.

                    (k) This is the sole method of resolving disputes under the Plan and the resolution of the dispute by the Supplemental Stock Plan Committee shall be final and binding upon the Company, the Trustee, ALPA, the Claimant and any other person or entity having any claim under this Plan.

                                   SECTION 8

                           AMENDMENT AND TERMINATION
                           -------------------------

          8.1 AMENDMENT. The Company may not amend the terms of this Plan at any time in any manner absent the prior approval of ALPA, (and the Trustee, if the effect of such amendment would be to increase the Trustee's duties).

          8.2 PLAN TERMINATION. The Company may not terminate the Plan, in whole or in part absent the prior approval of ALPA.

          8.3 LIQUIDATED DAMAGES. The Company agrees that should any or all of the Stock not be contributed to the Trust or should any or all of the Stock held in Trust be used to satisfy creditor claims (the "Untendered Stock"), the Company will pay to the Participants in lieu of the Untendered Stock (to be allocated in accordance with the terms of Section 4 hereof) an amount equal to the value of Untendered Stock determined on the date Stock was to be contributed or the date used to satisfy creditor claims, whichever is applicable.

                                   SECTION 9

                                 MISCELLANEOUS
                                 -------------

          9.1 BENEFITS UNFUNDED. It is the intention of the parties that this Plan constitutes an unfunded deferred compensation plan and that the benefits payable hereunder are not to be included in the gross income of the Participant until the taxable year in which the benefits are actually received by or otherwise made available to the Participant, whichever occurs earlier. The Company, however, may segregate assets which are intended to be a source for payment of benefits hereunder. Each Participant shall have the status of an unsecured general creditor of the Company and the Plan, subject to the provisions of the Trust, constitutes a mere promise by the Company to make benefit payments in the future.

          9.2 ERISA. This Plan is being established with the express intention that it is not an employee benefit plan as defined in ERISA Section 3(3). If it is determined that the Plan is an employee benefit plan under
Section 3(3) of ERISA, the Plan provides only benefits payable directly to Participants which may not be contributed to the ESOP due to the Limitations and shall constitute an unfunded excess benefit plan for purposes of Section 4(b)(5) of ERISA. Accordingly, the Plan is being treated as a Plan exempt from Title I of ERISA.

          9.3 NONASSIGNABILITY. No Participant shall have the right to assign, pledge or otherwise dispose of any benefits payable to the Participant hereunder nor shall any Participant's benefits be subject to garnishment, attachment, transfer by operation of law, or any legal process.

          9.4 TAXATION OF BENEFITS. If, due to changes in federal tax law, contributions to this Plan become taxable to Participants prior to distribution, the Company and ALPA shall negotiate in good faith to implement an alternative arrangement.

          9.5 GOVERNING LAW. This Plan shall be governed by the laws of the State of Missouri.

                                        TRANS WORLD AIRLINES, INC.


                                        By:
                                           -------------------------------
                                                Its:
                                                    -------------------

                                        AIR LINE PILOTS ASSOCIATION,
WITNESSED:                               INTERNATIONAL

                                        By:
-----------------------                    -------------------------------
WILLIAM F. COMPTON                                 J. RANDOLPH BABBITT
Chairman TWA MEC                                   Its President